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Exhibit 4.4

ON ASSIGNMENT, INC.

RESTATED 1987 STOCK OPTION PLAN

(As Amended and Restated April 18, 2003)

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12.	UNRESTRICTED STOCK AWARDS			12
13.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK			13
	13.1.	General Rule		13
	13.2.	Surrender of Stock		13
	13.3.	Cashless Exercise		13
	13.4.	Other Forms of Payment		13
14.	DIVIDEND EQUIVALENT RIGHTS			13
	14.1.	Dividend Equivalent Rights		13
	14.2.	Termination of Service		14
15.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS			14
	15.1.	Performance Conditions		14
	15.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees		14
		15.2.1.	Performance Goals Generally	14
		15.2.2.	Business Criteria	14
		15.2.3.	Timing For Establishing Performance Goals	15
		15.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms	15
	15.3.	Written Determinations		15
	15.4.	Status of Section 14.2 Awards Under Code Section 162(m)		15
16.	PARACHUTE LIMITATIONS			16
17.	REQUIREMENTS OF LAW			16
	17.1.	General		16
	17.2.	Rule 16b-3		17
18.	EFFECT OF CHANGES IN CAPITALIZATION			17
	18.1.	Changes in Stock		17
	18.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction		17
	18.3.	Corporate Transaction		18
	18.4.	Adjustments		18
	18.5.	No Limitations on Company		19
19.	GENERAL PROVISIONS			19
	19.1.	Disclaimer of Rights		19
	19.2.	Nonexclusivity of the Plan		19
	19.3.	Withholding Taxes		19
	19.4.	Captions		20
	19.5.	Other Provisions		20
	19.6.	Number And Gender		20
	19.7.	Severability		20
	19.8.	Governing Law		20

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ON ASSIGNMENT, INC.

RESTATED 1987 STOCK OPTION PLAN

(As Amended and Restated April 18, 2003)

        On Assignment, Inc., a Delaware corporation (the "Company"), sets forth herein the terms of its Restated 1987 Stock Option Plan, as amended and restated April 18, 2003 (the "Plan"), as follows:

1.     PURPOSE

        The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.     DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

        2.1    "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

        2.2    "Annual Incentive Award" means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

        2.3    "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock Unit, Dividend Equivalent Right or cash award under the Plan.

        2.4    "Award Agreement" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

        2.5    "Benefit Arrangement" shall have the meaning set forth in Section 16 hereof.

        2.6    "Board" means the Board of Directors of the Company.

        2.7    "Cause" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

        2.8    "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

        2.9    "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

        2.10    "Company" means On Assignment, Inc.

        2.11    "Corporate Transaction" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the

Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger, consolidation or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

        2.12    "Covered Employee" means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

        2.13    "Director" means a member of the Board.

        2.14    "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        2.15    "Dividend Equivalent Right" means a right, granted to a Grantee under Section 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

        2.16    "Effective Date" the date the Plan is approved by the Company's stockholders.

        2.17    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

        2.18    "Executive Officer" means an executive officer within the meaning of Rule 3b-7 under the Exchange Act.

        2.19    "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market, the Board shall determine the appropriate exchange or market) on the last trading day preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such last preceding trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

        2.20    "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

        2.21    "Grant Date" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

        2.22    "Grantee" means a person who receives or holds an Award under the Plan.

        2.23    "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

        2.24    "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.

        2.25    "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

        2.26    "Option Price" means the exercise price for each share of Stock subject to an Option.

        2.27    "Other Agreement" shall have the meaning set forth in Section 16 hereof.

        2.28    "Outside Director" means a member of the Board who is not an officer or employee of the Company.

        2.29    "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of up to ten (10) years.

        2.30    "Plan" means this On Assignment, Inc. Restated 1987 Stock Option Plan, as amended and restated                 , 2003.

        2.31    "Purchase Price" means the purchase price for each share of Stock pursuant to a grant of Restricted or Unrestricted Stock.

        2.32    "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

        2.33    "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

        2.34    "SAR Exercise Price" means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

        2.35    "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

        2.36    "Service" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

        2.37    "Service Provider" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

        2.38    "Stock" means the common stock, par value $.01 per share, of the Company.

        2.39    "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 10 hereof.

        2.40    "Stock Unit" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

        2.41    "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        2.42    "Ten Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

        2.43    "Unrestricted Stock" means shares of Stock awarded to a Grantee pursuant to Section 12 hereof.

3.     ADMINISTRATION OF THE PLAN

  3.1.    Board

        The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

  3.2.    Committee

        The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

            (i)  Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as "outside directors" within the meaning of Section 162(m) of the Code and (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

           (ii)  The Board or the Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

  3.3.    Terms of Awards

        Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

            (i)  designate Grantees,

           (ii)  determine the type or types of Awards to be made to a Grantee,

          (iii)  determine the number of shares of Stock to be subject to an Award,

          (iv)  establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

           (v)  prescribe the form of each Award Agreement evidencing an Award, and

          (vi)  amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom; provided, however, such authority does not include the authority to decrease the Option Price of any Option after the date of grant except for adjustments pursuant to Section 18.

        Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under the plan of any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, except to the extent otherwise provided in an agreement or contract with a Grantee, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

  3.4.    Deferral Arrangement

        The Board may permit the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

  3.5.    No Liability

        No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.     STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be 11,000,000. Notwithstanding the preceding sentence, the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options shall not exceed 200,000 shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury shares. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 19.3 the withholding obligation of any Grantee with respect to an Option, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

5.     EFFECTIVE DATE, DURATION AND AMENDMENTS

  5.1.    Effective Date

        The Plan shall be effective as of the Effective Date. If the stockholders fail to approve the Plan within one year after the adoption of the Plan by the Board, the Plan shall be null and void and of no effect.

        Outstanding options granted prior to the Effective Date of this amendment and restatement will be subject to the Plan terms that were in effect as of the date such options were granted.

  5.2.    Term

        The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

  5.3.    Amendment and Termination of the Plan

        The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.     AWARD ELIGIBILITY AND LIMITATIONS

  6.1.    Company or Subsidiary Employees; Service Providers; Other Persons

        Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to, the Company or of any Affiliate, including any such Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

  6.2.    Successive Awards

        An eligible person as described in Section 6.1 may receive more than one Award, subject to such restrictions as are provided herein.

  6.3.    Limitation on Shares of Stock and Cash Subject to Awards

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

            (i)  the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 500,000 per year;

           (ii)  the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award under Section 6 hereof is 100,000 per year; and

          (iii)  the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $1,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $3,000,000.

        The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18 hereof.

  6.4.    Limitations on Incentive Stock Options

        An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

  6.5.    Stand-Alone, Additional, Tandem, and Substitute Awards

        Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under the plan of any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding the foregoing, an outstanding Option granted under the Plan may not be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price "discounted" by the amount of the cash compensation surrendered).

7.     AWARD AGREEMENT

        Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions among Awards but shall not be inconsistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.     TERMS AND CONDITIONS OF OPTIONS

  8.1.    Option Price

        The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

  8.2.    Vesting

        Subject to Sections 8.3 and 18.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of some or all of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, or (iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause subject to the terms of any employment agreement. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in Section 5.1 hereof.

  8.3.    Term

        Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

  8.4.    Termination of Service

        Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board.

  8.5.    Limitations on Exercise of Option

        Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

  8.6.    Method of Exercise

        An Option that is exercisable shall be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company or as otherwise permitted. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

  8.7.    Rights of Holders of Options

        Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him.

Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

  8.8.    Delivery of Stock Certificates

        Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

  8.9.    Book Entry

        Notwithstanding any other provision of the Plan to the contrary, the Company may, in its discretion, use the book entry method for recording stock issuances in lieu of issuing stock certificates.

9.     TRANSFERABILITY OF OPTIONS

  9.1.    Transferability of Options

        Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

  9.2.    Family Transfers

        Unless otherwise provided in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 9.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10.   STOCK APPRECIATION RIGHTS

  10.1.    Right to Payment

        A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

  10.2.    Other Terms

        The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

11.   RESTRICTED STOCK AND STOCK UNITS

  11.1.    Grant of Restricted Stock or Stock Units

        The Board is authorized to grant Restricted Stock or Stock Units to Grantees, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

  11.2.    Restrictions

        At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 15.1 and 15.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

  11.3.    Restricted Stock Certificates

        The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date or issue such Restricted Stock by the book entry method. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

  11.4.    Rights of Holders of Restricted Stock

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends or other distributions declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All non-cash distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

  11.5.    Rights of Holders of Stock Units

          11.5.1    Voting and Dividend Rights

        Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

          11.5.2    Creditor's Rights

        A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

  11.6.    Termination of Service

        Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends or other distributions with respect to shares of Restricted Stock or Stock Units.

  11.7.    Purchase of Restricted Stock

        The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past and future Services rendered to the Company or an Affiliate.

  11.8.    Delivery of Stock

        Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be. If the restricted period has not yet expired or terminated as to all of the shares of Restricted Stock covered by a certificate for the Restricted Stock that has previously been delivered to the Grantee, as provided in Section 11.3, a new certificate for the remaining shares of Restricted Stock shall be delivered to the Grantee which certificate shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

12.   UNRESTRICTED STOCK AWARDS

        The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

  13.1.    General Rule

        Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

  13.2.    Surrender of Stock

        To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock (by either actual delivery or by attestation), which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value.

  13.3.    Cashless Exercise

        With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, and subject to other restrictions the Company may impose on the sale of Stock, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3. Executive Officers and Directors will not be permitted to use the cashless method of exercise described in this paragraph without the express prior consent of the Company and only to the extent permitted by law.

  13.4.    Other Forms of Payment

        To the extent the Award Agreement so provides or as otherwise agreed by the Board, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14.   DIVIDEND EQUIVALENT RIGHTS

  14.1.    Dividend Equivalent Rights

        A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

  14.2.    Termination of Service

        Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of Service for any reason.

15.   PERFORMANCE AND ANNUAL INCENTIVE AWARDS

  15.1.    Performance Conditions

        The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

  15.2.    Performance or Annual Incentive Awards Granted to Designated Covered Employees

        If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

          15.2.1    Performance Goals Generally

        The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

          15.2.2    Business Criteria

        One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income;

(4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity and (15) revenue.

          15.2.3    Timing For Establishing Performance Goals

        Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

          15.2.4    Settlement of Performance or Annual Incentive Awards; Other Terms

        Settlement of such Performance or Annual Incentive Awards shall be in Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

  15.3.    Written Determinations

        All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

  15.4.    Status of Section 14.2 Awards Under Code Section 162(m)

        It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.   PARACHUTE LIMITATIONS

        Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

17.   REQUIREMENTS OF LAW

  17.1.    General

        The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  17.2.    Rule 16b-3

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.   EFFECT OF CHANGES IN CAPITALIZATION

  18.1.    Changes in Stock

        If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares, effected in all such cases, without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

  18.2.    Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction

        Subject to Section 18.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

  18.3.    Corporate Transaction

        Subject to the exceptions set forth in the last sentence of this Section 18.3 and the last sentence of Section 18.4:

          (i)  upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Corporate Transaction, and

         (ii)  either of the following two actions shall be taken:

          (A)  prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for such reasonable period of time as the Board determines, or

          (B)  the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

        With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 18.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs and Restricted Stock theretofore granted, or for the substitution for such Options, SARs and Restricted Stock for new common stock options and stock appreciation rights and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

  18.4.    Adjustments

        Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2 and 18.3.

  18.5.    No Limitations on Company

        The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19.   GENERAL PROVISIONS

  19.1.    Disclaimer of Rights

        No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

  19.2.    Nonexclusivity of the Plan

        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

  19.3.    Withholding Taxes

        The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the

Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

  19.4.    Captions

        The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

  19.5.    Other Provisions

        Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

  19.6.    Number And Gender

        With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

  19.7.    Severability

        If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

  19.8.    Governing Law

        The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of California, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

*          *          *

        To record amendment and restatement of the Plan by the Board as of April 18, 2003, and approval of the Plan by the stockholders on June 17, 2003, the Company has caused its authorized officer to execute the Plan.

ON ASSIGNMENT, INC.

By:	/s/ RONALD W. RUDOLPH

Title:	Chief Financial Officer and Executive Vice President, Finance

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  Exhibit 4.4
ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN (As Amended and Restated April 18, 2003)
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ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN (As Amended and Restated April 18, 2003)